January 26, 1998

The Board of Directors and Stockholders
Optek Technology, Inc.:

Under date of December 16, 1997, we reported on the consolidated balance sheets of Optek Technology, Inc. and subsidiaries as of October 31, 1997 and October 25, 1996, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended October 31, 1997, which are included in the Annual Report on Form 10-K. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedule in the Annual Report on Form 10-K. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an option on this financial statement schedule based on our audits.

In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.


KPMG Peat Marwick LLP

Dallas, Texas
December 16, 1997


                     Schedule II

OPTEK TECHNOLOGY, INC. AND SUBSIDIARIES
Valuation and Qualifying Accounts
(in thousands)





Description Balance at Additions charged  Deductions Balance at
            beginning  to costs           and        end of year
            of year    and expenses       Write-off


Year ended October 31, 1997
  Allowance for doubtful accounts
   and customer returns


            1,095       1,331             (774)       1,653

 Reserve for excess and obsolete inventory

            1,806       421                (72)       2,155


Year ended October 25, 1996
  Allowance for doubtful accounts
   And customer returns

            975         641               (521)       1,095
Reserve for excess and obsolete inventory

          2,453        (151)              (496)       1,806


Year ended October 25, 1995
 Allowance for doubtful accounts
  and customer returns

           738          785               (548)        975

Reserve for excess and obsolete inventory

         3,030           63               (640)       2,453